UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

ARLO TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38618	38-4061754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3030 Orchard Parkway

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 890-3900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 2, 2019, Arlo Technologies, Inc. (the “Company” or “Arlo”) and Patrick J. Collins III, the Company’s Senior Vice President of Products, entered into a Separation and Release Agreement (the “Separation Agreement”) regarding Mr. Collins’ separation from the Company, effective May 1, 2019. Pursuant to the Separation Agreement, Mr. Collins will receive the severance benefits in accordance with a qualifying non-change in control termination pursuant to his Change in Control and Severance Agreement, dated August 2, 2018. Mr. Collins was instrumental in starting Arlo and growing the product line from inception to a leading market share in the United States, Germany, United Kingdom, France, Canada, and Australia. Mr. Collins also played a significant role in completing Arlo’s initial public offering. The Company expresses its appreciation for his numerous contributions to Arlo and wishes him the utmost success in the future.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.

Dated: May 2, 2019	By:	/s/ Matthew McRae
Matthew McRae
Chief Executive Officer